EXHIBIT 10(b)
                              EMPLOYMENT AGREEMENT

                    EMPLOYMENT AGREEMENT (the "Agreement"), made as of

September  4, 1996, by and between Graham-Field Express (Puerto Rico), Inc.

(the "Company"), a Delaware corporation having its principal place of business at 1536 Ganges Street, El Paraiso Industrial Park, Rio Piedras, Puerto Rico

(the "Company"), and Vicente Guzman, Jr., an individual residing at Calle 3 B

21, Quintas, De San Luis, Caguas, Puerto Rico 00725 (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                    WHEREAS, Graham-Field Health Products, Inc. ("GFHP"), the

ultimate parent company of the Company, and certain other parties have entered into an Asset Purchase Agreement dated as of September 4, 1996 (the "Purchase

Agreement"), pursuant to which the Company has agreed to purchase substantially all of the assets of V.C. Medical Distributors Inc.;

                    WHEREAS, the Executive is a shareholder and an employee of

V.C. Medical Distributors Inc. and will derive substantial economic benefits from the performance of the Purchase Agreement;

                    WHEREAS, the Purchase Agreement provides that, as a

condition of closing, the parties hereto enter into this Employment Agreement;

                    WHEREAS, the Company desires to retain the Executive as its

President to advance the business and interests of the Company on the terms and conditions set forth herein;

                    WHEREAS, the Executive desires to provide his services to

the Company in such capacities, on and subject to the terms and conditions hereof; and

                    WHEREAS, in order that the Executive may participate in the growth and performance of ("GFHP"), the ultimate parent company of the Company,

the Company desires to provide the Executive with the opportunity to acquire options of GFHP as set forth herein;

                    NOW, THEREFORE, in order to induce the Company to perform

its obligations under the Purchase Agreement, and in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

                    1.   Employment.  Subject to all of the terms and conditions
                         ----------

hereof, the Company does hereby employ the Executive, effective as





























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
of September 4, 1996 (the "Effective Date"), for a term commencing on the date hereof and ending on the date which is five (5) years after the date hereof

(subject to early termination as provided herein) (the "Employment Term"), as the President of the Company, and the Executive does hereby accept such employment.

                    2.   Duties of Executive.  The Executive shall, during the
                         -------------------

term of employment hereunder, perform such executive and administrative duties and functions as may from time to time be appropriate, subject at all times to the control and direction of the Board of Directors and the Chairman of the

Board and Chief Executive Officer of the Company.  The Executive agrees to devote all of his business time to the business and affairs of the Company.  The

Executive agrees to perform his duties hereunder faithfully, diligently and to the best of his abilities and to refrain from engaging in any other business activity that does, will or could be deemed to interfere with the performance of his duties hereunder or does, will or could reasonably be deemed to conflict with the best interests of the Company.  The Executive agrees to accept the payments to be made to him under this Agreement, and the stock options of GFHP to be issued to him under this Agreement, as full and complete compensation for the services



























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
required to be performed by, and the covenants of, the Executive under this

Agreement.

                    3.   Compensation.
                         ------------

                         3.1  Base Salary.  The Company agrees to pay the
                              -----------

Executive an annual base salary at the rate of Eighty Thousand Dollars ($80,000)

per annum, subject to applicable federal, state and local withholding (the "Base

Salary"), payable in substantially equal installments every week or in such other manner as the Company may generally pay its employees.  The Base Salary may be increased, but not decreased, from time to time; provided, however, that
                                                        --------  -------

this Agreement shall not be deemed abrogated or terminated if the Company shall determine to increase the Base Salary (or any other compensation of the

Executive) for any period of time, or if the Executive shall accept such increase.  The Company agrees to review the Base Salary of the Executive on an annual basis; but nothing contained herein shall be deemed to obligate the

Company to increase the Base Salary at such time, or at any other time.

Notwithstanding anything contained herein, the Base Salary may not be decreased by the Company without the consent of the Executive.

                         3.2  Regular Benefits.  The Executive shall be entitled
                              ----------------

to participate in any health insurance, accident



























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
insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit afforded by GFHP to its executives generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally (such benefits,

collectively, the "Regular Benefits").  Nothing contained herein is intended, or shall be construed, to require GFHP to institute or retain any Regular Benefit,

or any particular plan, insurance or benefits.

                         3.3  Bonus Program.  In order to provide performance-
                              -------------

based incentive compensation to the Executive, the Company hereby agrees to pay the Executive, in addition to the Base Salary, a bonus (the "Cash Bonus") in respect of each calendar year during the Employment Term, equal to five (5)

percent of the pre-tax profits of the Company.  The Company's pre-tax profits shall be determined by the Board of Directors of the Company (or a subcommittee thereof appointed for such purpose) based on the unaudited financial statements of the Company with respect to the each calendar year, which shall be prepared in accordance with generally accepted accounting principles on a "stand-alone"

basis (i.e., actual costs and expenses of the Company and direct and
       ----





















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
indirect allocable costs and expenses shall be taken into account in the preparation of the unaudited financial statements on a "stand-alone" basis), and shall not include any commissions or payments to the Company and/or the

Executive from Transworld Home Healthcare Services.  The Board of Directors of

the Company (or a subcommittee thereof appointed for such purpose) shall determine the extent, if any, to which the Cash Bonus shall have been earned,

which determination shall be made on or before the ninetieth (90th) day (the
                                                                --

"Determination Date") following the completion of each applicable calendar year during the Employment Term.  The Cash Bonus, if any, shall be paid to the

Executive on the tenth (10th) business day following the Determination Date (the
                          --

"Payment Date").  In any event, all matters pertaining to the determination of the Company's pre-tax profits and the payment of the Cash Bonus to the Executive hereunder, shall be administered by the Board of Directors of the Company (or a subcommittee thereof appointed for such purpose) in its reasonable discretion consistent with the terms hereof, the determination of which shall be final,

conclusive and binding for all purposes.  Except as otherwise provided herein,

no Cash Bonus shall be deemed earned or payable with respect to any





















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
calendar year during which this Agreement or the Executive's employment by the

Company is terminated for any reason.

                         3.4  Automobile Allowance.  The Company recognizes that
                              --------------------

the Executive will require the use of an automobile for business purposes.

Therefore, the Company will provide the Executive with an automobile allowance of $500.00 per month.  In addition, the Company will reimburse the Executive for his reasonable costs associated with routine maintenance relating to the upkeep of the automobile and gas expenses for the operation of the automobile for business purposes.

                    4.   Termination and Severance Arrangements.
                         --------------------------------------

                         (a)  The Executive's employment hereunder may be

terminated under the following circumstances:

                              (i)  The Executive may terminate his employment

hereunder at any time on not less than thirty (30) days' prior written notice to the Company.

                            (ii)   In the event of the death of or adjudicated

incompetency or adjudicated insanity of the Executive during the Employment

Term, this Agreement and all benefits payable hereunder shall terminate on the date of death or adjudication of incompetency or adjudicated insanity of the

Executive.















                                         -7-

                             (iii) If the Executive, because of illness, injury

or other incapacitating condition, is unable to perform the services required to be performed by him under this Agreement for a period or periods aggregating more than forty-five (45) days in any twelve (12) consecutive months or a period of thirty (30) consecutive days during any twelve (12) month period, then the

Company, in its sole discretion, may terminate this Agreement by giving notice thereof to the Executive, and this Agreement and all benefits payable hereunder shall terminate upon the date of such notice.

                              (iv) The Company may terminate the Executive's

employment at any time for Cause.  For purposes of this Agreement, the term

"Cause" shall mean:  (A) gross negligence of the Executive in the performance of his duties, (B) willful neglect of his duties, (C) the Executive's commission of any felony or any misdemeanor involving violence, drugs, dishonesty or a breach of trust, (D) any misappropriation of any property to the Company or any of its

"affiliates" (as such term is defined herein) (whether or not a felony or misdemeanor), or any embezzlement of the Company's or its affiliates' property,

(E) the willful engagement by the Executive in conduct which is injurious to the

Company or



















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
any of its affiliates, (F) the Executive's material breach of any of the covenants contained herein.  As used herein, the term "affiliates" shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended, and shall include, but not be limited to, GFHP and each of its direct and indirect subsidiaries.

                         (b)  Upon any termination of the Executive's employment

under Section 4(a) of this Agreement, the Executive shall be entitled to receive solely all amounts and benefits to be paid or provided by the Company under

Sections 3.1 and 3.2 of this Agreement to the date of such termination;

provided, however, in the event of the termination of the Executive's employment
- --------  -------

under Section 4(a)(ii) or Section 4 (a)(iii), the Executive shall also be entitled to the Cash Bonus as provided under Section 3.3, which shall be pro-

rated through the date of such termination.  In the event the Executive's employment is terminated by the Company for any reason other than pursuant to

Section 4(a) of this Agreement, the Executive shall be entitled to receive solely all amounts and benefits to be paid or provided by the Company under

Sections 3.1 and 3.2 of this Agreement through the fifth (5th) anniversary date
                                                           --

of the Effective Date.



















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
                    5.   Stock Options.
                         -------------

                         5.1  Incentive Stock Options.  In order to provide the
                              -----------------------

Executive with the opportunity to participate in the growth of GFHP, GFHP hereby agrees to grant to the Executive, effective as of the date hereof (the "Grant

Date"), an incentive stock option (such option, the "ISO") within the meaning of

Section 422A of the Internal Revenue Code of 1986, as amended, under the terms and provisions of GFHP's Incentive Program, as amended (the "Incentive

Program"), to purchase Ten Thousand (10,000) shares of the common stock, par value $.025 per share (the "Common Stock"), of GFHP at an exercise price equal to the closing price of the Common Stock as reported on the New York Stock

Exchange Composite Tape on the Grant Date.  The ISO shall be exercisable,

subject to the terms set forth in the Incentive Stock Option Agreement (a copy of which is attached hereto as Exhibit I), which are incorporated herein by reference.

                    6.   Executive Covenants.
                         -------------------

                         6.1  Non-Competition Covenant.
                              ------------------------

                         (a)  In consideration of the payments to be made to the

Executive under this Agreement, the Executive expressly covenants and agrees that, during the period commencing on the

















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
Effective Date and ending on the first year anniversary of the Termination Date

(as hereinafter defined), he will not directly or indirectly, own, manage,

operate, join, control or participate in or be connected with as an officer,

employee, consultant, partner, stockholder, lender, or otherwise, any

Competitor, as defined below, or any subsidiary or affiliate thereof.  For purposes hereof, a "Competitor" shall be deemed to mean any business,

individual, partnership, firm, corporation or organization (other than GFHP or any direct or indirect subsidiary or affiliate of GFHP (collectively, the "GFHP

Affiliates")) anywhere in the Commonwealth of Puerto Rico which is (i) in competition with the then-business of the Company or any GFHP Affiliate, (ii)

involved in a business activity of a type not yet engaged in by the Company or any GFHP Affiliate but with respect to which the Company or any GFHP Affiliate has made a material commitment at the time of the Termination Date and the

Executive is aware of such commitment, or (iii) involved in the business of the

Company or any GFHP Affiliate as then conducted by any person, firm or corporation which shall succeed to all or a substantial part of the business of the Company or any GFHP Affiliate.





















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
                         (b)  Nothing in this Agreement is intended, or shall be

construed, to prevent Executive during the term hereof or thereafter from investing in the stock or other securities listed on a national securities exchange or traded in the over-the-counter market of any corporation which is at the time a Competitor provided that Executive and members of his immediate family shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than one percent (1%) of any issue of such stock or other securities of any one (1) such corporation.

                         (c)  During the period commencing on the date hereof

and ending on the first year anniversary of the Termination



































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
Date, the Executive agrees that he will not, directly or indirectly, interfere with or solicit (i) any of the business or accounts of the Company or any of the

GFHP Affiliates which existed as of the Termination Date or for the twelve (12)

month periods prior and subsequent thereto, or (ii) any prospective customer of the Company or any GFHP Affiliate whose business the Company or any GFHP

Affiliate is in the process of soliciting at the time of, or had solicited in the twelve (12) months prior and subsequent to, the Termination Date; and during the period commencing on the date hereof and ending on the first year anniversary of the Termination Date, the Executive agrees that he will not,

directly or indirectly, solicit (i) the employment of or hire any employee or representative of the Company or any of the GFHP Affiliates who was so employed,

or otherwise had a commercial relationship with the Company or any GFHP

Affiliate, on the Termination Date or at any time during the twelve (12) month periods prior and subsequent thereto, or (ii) in competition with the Company or any of the GFHP Affiliates, any supplier of the Company or any of the GFHP

Affiliates or induce or request any such person or business entity to curtail or terminate its commercial or employment relationship with the Company or any of the GFHP Affiliates.

                         (d)  Notwithstanding the foregoing, this Section 6.1

shall not be deemed to be violated by the Executive by reason of the ownership by the Executive's immediate family of certain businesses engaged in the sale and marketing of medical products, including, but not limited to, Vicente Sales and Service, V.C. Healthcare, and Mid-State Medical, provided the Executive does not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner,

stockholder or lender or otherwise, with respect to any of such businesses

(except through the laws of











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

intestacy or inheritance, in which case the Executive shall use his best efforts to divest himself of such businesses within a reasonable period of time).

                         (e)  As used herein, "Termination Date" means the later

to occur of (i) the fifth (5th) anniversary date of the Effective Date of this
                            --

Agreement, or (ii) the first date as of which the Executive ceases to be engaged by the Company, or any of the GFHP Affiliates, in any capacity whatsoever,

whether as an employee, consultant, independent contractor, agent or otherwise,

and whether pursuant to a formal or informal, oral or written, agreement,

contract, understanding or otherwise.

                         6.2  Confidential Information.  The Executive expressly
                              ------------------------

covenants and agrees that he will not at any time, whether during or after his employment by the Company, directly or indirectly, use or permit the use of any trade secrets, confidential information, or proprietary information (including,

without limitation, customer lists, costing information, technical information,

software techniques, business plans, marketing data, financial information or similar items) of, or relating to, the Company, or any affiliate of the Company,

in connection with any activity or business, whether for his own account or otherwise





























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

(except solely the business of the Company, if and to the extent that the

Executive is then an employee of the Company) and will not divulge such trade secrets, confidential information or proprietary information to any person,

firm, corporation or other entity whatsoever.  As between the Company and the

Executive, the identity of customers known to the Executive prior to the

Effective Date, the Executive's contacts and relations with individuals and entities prior to the Effective Date and the Executive's "know-how" shall not be deemed confidential or proprietary to the Company.  Any information which becomes known to the public without breach by the Executive of any of the terms hereof or of Executive's common law duties shall not be deemed to be trade secret or confidential or proprietary information of the Company.

                         6.3  Ownership by Company.  The Executive acknowledges
                              --------------------

and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company.  Without limiting the generality of the foregoing, the Executive agrees that the Company shall have and possess all proprietary rights, patent rights, copyright rights and trade secret rights as may exist in such work product or as which





























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
are inherent therein or appurtenant thereto.  The Executive agrees to execute and deliver all documents required by the Company to document or perfect the

Company's proprietary rights in and to the Executive's work product.

                         6.4  Remedies.  In the event of the breach by Executive
                              --------

of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by Executive of any of the terms and provisions of this Section 6, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing,

any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by Executive or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond.  In any such action, if the

Company is successful, in whole or in part, Executive shall further, as an element of the Company's damages, be liable for the reasonable attorney's fees and expenses





























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
of the Company in the prosecution of such action or proceeding; provided,

however, that if the Company does not prevail, in whole or in part, in any such action or proceeding, and the matter is not otherwise settled by mutual agreement of the parties, the Company shall reimburse the Executive for the reasonable attorneys' fees and expenses of the Executive in defending against such action or proceeding, as well as any damages, if any.  If the Executive violates the provisions of paragraphs (a), (b) or (c) of Section 6.1, the time period set forth therein shall be extended until after the date of entry of final judgment enforcing such provision and the time allowed for appeal has lapsed (the "Judgment Date") by a period equal to the time elapsed between the commencement of the breach or threatened breach and the Judgment Date.

                         6.5  Covenants Non-Exclusive.  Each of the Executive
                              -----------------------

and the Company acknowledges and agrees that the covenants contained in this

Section 6 shall not be deemed exclusive of any common law rights of the Company and the Executive in connection with the relationships contemplated hereby; and

that each of the Company and the Executive shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.































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
                    7.   General.
                         -------

                         7.1  Applicable Law.  This Agreement shall, in all
                              --------------
respects, be governed by the laws of the Commonwealth of Puerto Rico.

                         7.2  Arbitration.  The parties to this Agreement agree
                              -----------

that any dispute relating to this Agreement shall be submitted to arbitration pursuant to this Section 7.2 which shall be finally and conclusively settled by the decision of a board of arbitration consisting of three (3) members

(hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided.  Each of the Executive and the Company shall select one

(1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it by the parties for a third member possessing expertise or experience appropriate to the dispute.  The Board of Arbitration shall meet in Miami,

Florida or such other place as a majority of the members of the Board of

Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority





























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
of the members of the Board of Arbitration) with respect to the dispute.  In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of

Arbitration deems necessary or appropriate.  It is the intent of the parties hereto that, barring extraordinary circumstances, decisions of the Board of

Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto.  The Board of Arbitration shall cause its written decision to be delivered to each of the parties.  Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on each of the parties and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

Each party to any arbitration shall bear its own expense in relation thereto,

including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be shared equally between each of the parties.

                         7.3  Survival.  Except as otherwise provided herein,
                              --------

the parties hereto agree that the covenants contained in Section 6





























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
hereof shall survive any termination of employment by the Executive and any termination of this Agreement.  In addition, the parties hereto agree that any compensation or right which shall have accrued to the Executive as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

                         7.4  Independent Representation.  The Executive
                              --------------------------

acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Executive represents and warrants to the Company (a) that he has sought such counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby; and (b) that he has not relied on any representation of the Company as to tax matters or as to the consequences of the execution hereof.

                         7.5  Notices.  Any and all notices required or desired
                              -------

to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by telex,

facsimile transmission, same day delivery service, overnight expedited delivery service, or if deposited in



























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
the United States Mail, certified or registered, postage prepaid, return receipt requested.  If notice is served personally, notice shall be deemed effective upon receipt.  If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission.  If notice is served by same day delivery service or overnight expedited delivery service,

notice shall be deemed effective the day after it is sent, and if notice is given by United States mail, notice shall be deemed effective five days after it is sent.  In all instances, notice shall be sent to the parties at the following addresses:

                         If to the Company:

                              Graham-Field Express (Puerto Rico) Inc.
                              400 Rabro Drive East
                              Hauppauge, New York  11788
                              Attention: Mr. Irwin Selinger
                                        Chairman of the Board and
                                        Chief Executive Officer

                              If to the Executive:

                              Mr. Vicente Guzman, Jr.
                              Calle 3 B 21
                              Quintas, De San Luis
                              Caguas, Puerto Rico   00725





























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
                    Any party may change its address for the purpose of

receiving notices by a written notice given to the other party.

                         7.6  Modifications or Amendments.  No amendment, change
                              ---------------------------
or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

                         7.7  Waiver.  No reliance upon or waiver of one or more
                              ------

provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                         7.8  Successors and Assigns.  All of the terms and
                              ----------------------

provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives,

successors and assigns.  However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

                         7.9   Separate Counterparts.  This document may be
                               ---------------------

executed in one or more separate counterparts, each of which, when so executed,

shall be deemed to be an original.  Such counterparts shall, together,

constitute and shall be one and the same instrument.




























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
                         7.10  Headings.  The captions appearing at the
                               --------

commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

                         7.11  Further Assurances.  Each of the parties hereto
                               ------------------

shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                         7.12  Entire Agreement.  This Agreement constitutes the
                               ----------------

entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.



































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
                    IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed as of the date first above written.



GRAHAM-FIELD EXPRESS                    VICENTE GUZMAN, JR.
 (PUERTO RICO), INC.


By:/S/ RICHARD S. KOLODNY               /S/ VICENTE GUZMAN, JR.
   ----------------------               -----------------------
Name: RICHARD S. KOLODNY                VICENTE GUZMAN, JR.
Title:VICE PRESIDENT, GENERAL COUNSEL



















































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